Exhibit 21.1

LIST OF SUBSIDIARIES OF BRIDGE INVESTMENT GROUP HOLDINGS INC.
AT DECEMBER 31, 2023

Name	State of Incorporation/Organization
Bridge Investment Group Holdings LLC	Delaware
Bridge Fund Management Holdings LLC	Delaware
Bridge Debt Capital Markets LLC	Utah
Bridge Investment Group Guarantor LLC	Delaware
Bridge Investment Group Risk Management, Inc.	Utah
Bridge Property Management, L.C.	Utah
Bridge Debt Strategies Fund Manager LLC	Delaware
Bridge Debt Strategies Fund II GP LLC	Delaware
Bridge Debt Strategies Fund III GP LLC	Delaware
Bridge Debt Strategies Fund IV GP LLC	Delaware
Bridge Debt Strategies Fund V GP LLC	Delaware
Bridge Seniors Housing Fund Manager LLC	Delaware
Bridge Senior Living LLC	Alabama
Bridge Seniors Housing & Medical Properties Fund GP LLC	Delaware
Bridge Seniors Housing & Medical Properties Fund II GP LLC	Delaware
Bridge Seniors Housing Fund III GP LLC	Delaware
Bridge Multifamily Fund Manager LLC	Delaware
Bridge MF&CO Fund III GP LLC	Delaware
Bridge Multifamily Fund IV GP LLC	Delaware
Bridge Multifamily Fund V GP LLC	Delaware
Bridge Multifamily CV GP LLC	Delaware
Bridge Workforce and Affordable Housing Fund GP LLC	Delaware
Bridge Workforce and Affordable Housing Fund II GP LLC	Delaware
Bridge Commercial Real Estate LLC	Georgia
Bridge Office Fund Manager LLC	Delaware
Bridge Office Fund GP LLC	Delaware
Bridge Office Fund II GP LLC	Delaware
Bridge Development Fund Manager LLC	Delaware
Bridge Opportunity Zone Fund GP LLC	Delaware
Bridge Opportunity Zone Fund II GP LLC	Delaware
Bridge Opportunity Zone Fund III GP LLC	Delaware
Bridge Opportunity Zone Fund IV GP LLC	Delaware
Bridge Opportunity Zone Fund V GP LLC	Delaware
Bridge Opportunity Zone Fund VI GP LLC	Delaware
Bridge Net Lease Fund Manager LLC	Delaware
Bridge Net Lease Income Fund GP LLC	Delaware
Bridge Logistics Properties Fund Manager LLC	Delaware
Bridge Logistics US Venture I GP LLC	Delaware
Bridge Logistics Value Fund II GP LLC	Delaware
Bridge Logistics Developer GP LLC	Delaware
BLP Dawes Developer GP LLC	Delaware
Bridge Agency MBS Fund Manager LLC	Delaware
Bridge Agency MBS Fund GP LLC	Delaware
Bridge Investment Group Employee Blocker LLC	Delaware
Bridge Investment Group Employee Operations LLC	Delaware
Bridge Fund Financial Services LLC	Delaware
Bridge Single-Family Rental Fund IV GP LLC	Delaware
Bridge Single-Family Rental Fund Manager LLC	Delaware
Bridge Solar Energy Development Fund GP LLC	Delaware
Bridge Renewable Energy Fund Manager LLC	Delaware
Bridge Acquisitions, Asset Management and Dispositions LLC	Delaware
Newbury Partners-Bridge LLC	Delaware
Newbury Equity Partners VI GP LLC	Delaware